SSGA FUNDS

STATE STREET MASTER FUNDS

STATE STREET INSTITUTIONAL INVESTMENT TRUST

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

STATE STREET INSTITUTIONAL FUNDS

STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC.

ELFUN GOVERNMENT MONEY MARKET FUND

ELFUN TAX-EXEMPT INCOME FUND ELFUN INCOME FUND

ELFUN DIVERSIFIED FUND

ELFUN INTERNATIONAL EQUITY FUND

ELFUN TRUSTS

POWER OF ATTORNEY

Each of the undersigned Directors/Trustees and Officers of SSGA Funds, State Street Master Funds, State Street Institutional Investment Trust, State Street Navigator Securities Lending Trust, State Street Institutional Funds, State Street Variable Insurance Series Funds, Inc., Elfun Government Money Market Fund, Elfun Tax-Exempt Income Fund, Elfun Income Fund, Elfun Diversified Fund, Elfun International Equity Fund and Elfun Trusts (each, a “Fund Entity” and collectively, the “Fund Entities”), as applicable, hereby constitutes and appoints David Barr, Esq., Andrew DeLorme, Esq., Chad C. Hallett, Arthur A. Jensen, Edmund Gerard Maiorana, Jr., Sean O’Malley, Esq., Bruce S. Rosenberg, David Urman, Esq., Julie Lee, Esq., and Francine Hayes, Esq., and each of them singly with full powers of substitution and resubstitution, as his or her true and lawful attorney-in-fact and agent, to execute in his or her name and on his or her behalf, and in any and all capacities indicated below, the Registration Statements on Form N-1A, and any and all amendments (including post-effective amendments) thereto, and all other documents, filed by any of the applicable Fund Entities or their affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended (collectively, the “Acts”), and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable any of the applicable Fund Entities or their affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky law and/or corporate/trust laws of any state or other jurisdiction, the Commodity Futures Trading Commission, and the regulatory authorities of any foreign jurisdiction, including all documents necessary to ensure each of the applicable Fund Entities has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to any of the applicable Fund Entities concerning the filings and actions described herein. This Power of Attorney shall become invalid with respect to any undersigned Director/Trustee or Officer of each Fund Entity upon such Director’s/Trustee’s or Officer’s retirement, resignation or removal as a Director/Trustee or Officer of such Fund Entity.

If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned has hereunto set their hands as of the 21st day of January 2025.

SIGNATURE	TITLE

/s/ Jeanne LaPorta	Director/Trustee
Jeanne LaPorta

/s/ Margaret K. McLaughlin	Director/Trustee
Margaret K. McLaughlin

/s/ George M. Pereira	Director/Trustee
George M. Pereira

/s/ Donna M. Rapaccioli	Director/Trustee
Donna M. Rapaccioli

/s/ Patrick J. Riley	Director/Trustee
Patrick J. Riley

/s/ Mark E. Swanson	Director/Trustee
Mark E. Swanson

/s/ Ann M. Carpenter	President and Principal Executive Officer
Ann M. Carpenter

/s/ Bruce S. Rosenberg	Treasurer and Principal Financial and Accounting Officer
Bruce S. Rosenberg

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